Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”) is entered into as of December 29, 2015 (“Termination Date”), between CellSeed Inc., having its place of business at Katsura Bldg. 4F, 61, Haramachi 3-chome, Shinjuku-ku, Tokyo 162-0053 (“CELLSEED”) and Emmaus Medical, Inc., having its place of business at 21250 Hawthorne Blvd., Suite 800, Torrance, CA 90503 (“EMMAUS”).  CELLSEED and EMMAUS are hereinafter collectively referred to as the “Parties,” and respectively as the “Party.”

WITNESSETH:

WHEREAS, the Parties entered into the Joint Research and Development Agreement (the “Master Agreement”) on April 8, 2011 for research and development of the cell sheet engineering regenerative medicine products;

WHEREAS, the Parties entered into an Individual Agreement (the “Individual Agreement”) on April 8, 2011 pursuant to the Master Agreement, for research and development, and commercialization of CAOMECS in the United States;

WHEREAS, the Parties entered into an Addendum to Joint Research and Development Agreement (the “Addendum”) on August 25, 2011, in order to clarify the construction of some provisions of the Master Agreement; and,

WHEREAS, the Parties desire to terminate the Master Agreement, the Individual Agreement and the Addendum (collectively the “Agreements”) as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, CELLSEED and EMMAUS do hereby agree and acknowledge as follows:

1.                                              All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreements.

2.                                              The Parties hereby terminate the Agreements as of the Termination Date by mutual agreement.

3.                                              The Parties hereby acknowledge that,

(a)                                         EMMAUS has fully paid the aggregate amount of One Hundred and Twelve Million and Five Hundred Thousand Yen (JPY112,500,000) (USD1,500,000 at the exchange rate of USD1 to JPY75.00) (the “Fund”) for consideration for the delivery of the PACKAGE pursuant to Article 3.1 of the Individual Agreement;

(b)                                         EMMAUS shall not request CELLSEED to provide any further information pursuant to the Agreements.  Any future delivery of information related to CAOMECS will be covered under a separate agreement; and,

(c)                                          in no circumstances shall CELLSEED be required to refund the Fund to EMMAUS.

4.                                              To the extent not inconsistent with this Termination Agreement and except as specifically set forth as survival provisions in Article 14.3 of the Master Agreement and Article 11.4 of the Individual Agreement, neither CELLSEED nor EMMAUS shall have any further rights or obligations under the Agreements.

5.                                              Each Party hereby releases and forever discharges the other party, its shareholders, subsidiaries, AFFILIATEs, officers, directors, employees, attorneys, agents, representatives and assigns, past, present or future, from any and all claims, losses, obligations, suits, liens, contracts, agreements, promises, demands, debts, liabilities, costs, expenses, and damages including attorneys’ fees, and causes of action of any kind whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which each party ever had, now has or hereafter may have, related to or arising out of any provisions of the Agreements not restated in this Termination Agreement which each Party has or may have under the Agreements as of the Termination Date.

6.                                              This Termination Agreement and each of the terms hereof shall be kept confidential, and each Party agrees not to disclose to any third party any of the terms hereof except to its accountants or attorneys or as may be required by laws or regulations.

7.                                              This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the choice of law rules thereof.

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement, through their duly appointed and authorized representatives, to be executed in duplicate as of the date executed by both Parties.

CellSeed Inc.		Emmaus Medical, Inc.

Signed	/s/ Setsuko Hashimoto	Signed	_/s/ Yutaka Niihara
Name Setsuko Hashimoto		Name Yutaka Niihara
Title President and CEO		Title Chairman and CEO
Date	December 29, 2015	Date	December 29, 2015